                     AMENDMENT #6 TO PARTICIPATION AGREEMENT
                           DATED AS OF MARCH 21, 2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS, First Allmerica Financial Life Insurance Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21, 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A and Schedule B to the Participation Agreement are amended to read in their entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of First Allmerica Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:


CONTRACTS FUNDED BY SEPARATE ACCOUNT                          NAME OF SEPARATE ACCOUNT
------------------------------------                          ------------------------
Allmerica ExecAnuity Plus 91                                  Separate Account VA-K

Allmerica ExecAnnuity Plus 93                                 Separate Account VA-K

Allmerica Advantage                                           Separate Account VA-K

Allmerica Immediate Advantage ("IVA")                         Separate Account VA-K

Allmerica Accumulator                                         Separate Account VA-K

Agency C-Shares                                               Separate Account VA-K

DirectedAdvisorySolutions ("Fund Quest")                      Separate Account VA-K

Allmerica Value Generation ("Annuity Scout")                  Separate Account VA-K

CONTRACTS FUNDED BY SEPARATE ACCOUNT                          NAME OF SEPARATE ACCOUNT
------------------------------------                          ------------------------
Select Reward                                                 Select Separate Account

Select Resource                                               Select Separate Account

Select Charter                                                Select Separate Account

Select Acclaim (Secondary)                                    Select Separate Account

VEL 93                                                        VEL II Account

Variable Inheiritage                                          Inheiritage Account

Select Inheiritage                                            Inheiritage Account

VEL III                                                       Separate Account SPVL

Select III                                                    Separate Account SPVL

Select Life II                                                Allmerica Select Separate Account II

Scudder Gateway Elite                                         Separate Account KG

Scudder Gateway Advisor ("C-Shares")                          Separate Account KG

Scudder Gateway Plus ("Bonus")                                Separate Account KG

Scudder Gateway Advisor 2 ("no-load")                         Separate Account KG

Scudder Gateway Incentive (Secondary)                         Separate Account KG

Scudder Gateway Custom                                        Separate Account KGC

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALLMERICA CONTRACTS

INVESCO VIF - Dynamics Fund
INVESCO VIF - Equity Income Fund
INVESCO VIF - Health Sciences Fund

SCUDDER GATEWAY CONTRACTS

INVESCO VIF - Utilities Fund

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 15, 2001.


                               FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

                               By:  /s/ MARK A. HUG
                                    ----------------------------------------
                                    Mark A. Hug, Vice President


                               INVESCO VARIABLE INVESTMENT FUNDS, INC.

                               By:  /s/ RONALD L. GROOMS
                                    ----------------------------------------
                                    Ronald L. Grooms, Treasurer


                               INVESCO FUNDS GROUP, INC.

                               By:  /s/ RONALD L. GROOMS
                                    ----------------------------------------
                                    Ronald L. Grooms, Senior Vice President


                               INVESCO DISTRIBUTORS, INC.

                               By:  /s/ RONALD L. GROOMS
                                    ----------------------------------------
                                    Ronald L. Grooms, Senior Vice President